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                                                                     Exhibit 3.3
                                        BYLAWS

                                          OF

                                       VISCORP

                               I.  CORPORATION ARTICLES

         1.01. REFERENCES THERETO. Any reference herein made to the corporation's articles will be deemed to refer to its articles of incorporation and all amendments thereto as at any given time on file with the Arizona Corporation Commission, together with any and all certificates filed by the corporation with the Arizona Corporation Commission pursuant to applicable law.

         1.02. SENIORITY THEREOF. The articles will in all respects be considered senior and superior to these bylaws, with any inconsistency to be resolved in favor of the articles, and with these bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.


                               II.  CORPORATION OFFICES

         2.01. KNOWN PLACE OF BUSINESS. The known place of business of the corporation in the State of Arizona shall be the office of its statutory agent unless otherwise designated in the articles. The corporation may have such other offices either within or without the State of Arizona, as the board of directors may designate or as the business of the corporation may require from time to time.

         2.02. CHANGE THEREOF. The known place of business and the office of its statutory agent may be changed from time to time by the board of directors by filing a statement with the Arizona Corporation Commission pursuant to applicable law.


                             III.  SHAREHOLDERS MEETINGS

         3.01. ANNUAL MEETINGS. Each annual meeting of the shareholders is to be held on the first Monday in the month of August of each year, commencing with the year 1985 (unless that day be a legal holiday, in which event the annual meeting will be held on the next succeeding business day) at a time of day and place as determined by the board of directors, or in the absence of action by the board, as set forth in the notice given, or waiver signed, with respect to such meeting pursuant to Section 3.03 below. If any such annual meeting is for any reason not held on the date determined as aforesaid, a deferred annual meeting may thereafter be called and held in lieu thereof, and the same proceedings (including the election of directors) may be conducted thereafter. Any director elected at any annual meeting or deferred annual


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meeting, will continue in office until the election of his successor, subject to his earlier resignation pursuant to Section 7.01 below.

         3.02. SPECIAL MEETINGS. Special meetings of the shareholders may be held whenever and wherever called for by the chairman of the board, the president of the board of directors, or by the written demand of the holders of 10% of all issued and outstanding shares of the corporation entitled to vote at the meeting.

         3.03.          NOTICES.  Not less than ten (10) nor more than fifty
(50) days (inclusive of the date of meeting) before the date of any meeting of the shareholders and at the direction of the person or persons calling the meeting, the secretary of the corporation will cause a written notice setting forth the time, place and general purposes of the meeting to be deposited in the mail, with first class or airmail postage prepaid, addressed to each shareholder of record at his last address as it then, or on the applicable record date, appears on the corporation's records. Any shareholder may waive call or notice of any annual, deferred annual or special meeting (and any adjournment thereof) at any time before, during which or after it is held. Attendance of a shareholder at any such meeting in person or by proxy will automatically evidence his waiver of call and notice of such meeting (and any adjournment thereof) unless he or his proxy is attending the meeting for the express purpose of objecting to the transaction of business thereat because it has not been properly called or noticed. No call or notice of a meeting of the shareholders will be necessary if each of them waives the same in writing or by attendance as aforesaid.

         3.04 SHAREHOLDERS OF RECORD. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders (and at any adjournment thereof), or shareholders entitled to express written consent to corporate action without a meeting, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other lawful action, the board of directors may fix in advance a record date which shall not be more than sixty (60) nor less than ten
(10) days before the date of such meeting, nor more than sixty (60) nor less than ten (10) days prior to any such other action.

         If no record date is fixed for determining shareholders entitled to notice of or to vote at a meeting of shareholders, the record date shall be at four o'clock in the afternoon on the day before the day on which notice is given, or, if notice is waived, at the commencement of the meeting. If no record date is fixed for determining shareholders entitled to express written consent to corporate action without meeting, the record date shall be the time of the day on which the first written consent is served upon an officer or director of the corporation.

         A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting and further provided that the adjournment or adjournments of any such meeting do not exceed thirty (30) days in the aggregate.


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         3.05.          VOTING RECORD.  The officer or agent having charge of
the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at a meeting of the shareholders (and at any adjournment thereof), arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

         3.06. PROXIES. Any shareholder entitled to vote thereat may vote by proxy at any meeting of the shareholders (and at any adjournment thereof) which is specified in such proxy, provided that his proxy is executed in writing by him or his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The burden of proving the validity of any proxy undated, irrevocable, or otherwise contested at any such meeting of the shareholders will rest with the person seeking to exercise the same. A telegram or cablegram appearing to have been transmitted by a shareholder or by his duly authorized attorney-in-fact may be accepted as a sufficiently written and executed proxy.

         3.07. VOTING. Except for the election of directors (which will be governed by cumulative voting pursuant to applicable law) and except as may otherwise be required by the corporation's articles or Section 3.08 below, each issued and outstanding share of the corporation (specifically excluding shares held in the treasury of the corporation) represented at any meeting of the shareholders in person or by proxy given pursuant to Section 3.06 above, will be entitled to one vote. Unless otherwise required by the corporation's articles or by applicable law, any question submitted to the shareholders will be resolved by a majority of the votes cast thereon provided that such votes constitute a majority of the quorum of that particular meeting, whether or not such quorum is then present. The voting will be by ballot on any question as to which a ballot vote is demanded, prior to the time the voting begins, by any person entitled to vote on such question; otherwise, a voice vote will suffice. No ballot or change of vote will be accepted after the polls have been declared closed following the ending of the announced time for voting.

         3.08. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the corporation held by another corporation may be voted by such corporation's officer, agent or proxy as its bylaws may prescribe, or in absence of such bylaw provision, by any other person designated by resolution of its board of directors, and such officer, agent or other person so designated may vote such corporation's shares in this corporation in person or by proxy appointed by him.

         Shares held by an administrator, executor, guardian or conservator may be voted by such representative, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee, other than a trustee in bankruptcy, may be voted by such representative, either in person or by proxy, but no such trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.


                                         -3-

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         Shares standing in the name of a receiver, trustee in bankruptcy, or assignee for the benefit of creditors may be voted by such representative, either in person or by proxy. Shares held by or under the control of such a receiver or trustee may be voted by such receiver or trustee, either in person or by proxy, without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver or trustee was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         If shares stand in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or tenants by community property or otherwise, or if two or more persons have the same fiduciary relationship respecting the same share, unless the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (1) If only one votes, his act binds; (2) If more than one votes, the act of the majority so voting binds all; and (3) If more than one votes, but the vote is evenly split on any particular matter, each faction may vote the shares in question proportionally.

         Shares standing in the name of a married woman but not also standing in the name of her husband with such a designation of mutual relationship on the certificate, may be voted and all rights incident thereto may be exercised in the same manner as if she were unmarried.

         Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the elections of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor counted for quorum purposes. Nothing in this section shall be construed as limiting the right of the corporation to vote its own stock held by it in a fiduciary capacity.

         3.09. QUORUM. At any meeting of the shareholders, the presence in person or by proxy of the holders of a majority of all issued and outstanding shares of the corporation will constitute a quorum of the shareholders for all purposes. In the absence of a quorum, any meeting may be adjourned, from time to time but not exceeding thirty (30) days in the aggregate, by its chairman until a quorum is formed without notice by announcement at the meeting, or with notice pursuant to Section 3.03, a new record date is fixed for the adjourned meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal or temporary absence of enough shareholders to leave less than a quorum.


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         3.10.          ELECTION INSPECTORS.  The board of directors, in
advance of any meeting of the shareholders, may appoint an election inspector or inspectors to act at such meeting (and at any adjournment thereof). If an election inspector or inspectors are not so appointed, the chairman of the meeting may, or upon request of any person entitled to vote at the meeting will, make such appointment. If any person appointed as an inspector fails to appear or act, a substitute may be appointed by the chairman of the meeting. If appointed, the election inspector or inspectors (acting through a majority of them if there be more than one) will determine the number of shares outstanding, the authenticity, validity and effect of proxies and the number of shares represented at the meeting in person and by proxy; they will receive and count votes, ballots and consents and announce the results thereof; they will hear and determine all challenges and questions pertaining to proxies and voting; and, in general, they will perform such acts as may be proper to conduct elections and voting with complete fairness to all shareholders. No such election inspector need be a shareholder of the corporation.

         3.11. ORGANIZATION AND CONDUCT OF MEETINGS. Each meeting of the shareholders will be called to order and thereafter chaired by the chairman of the board of directors if there is one; or, if not, or if the chairman of the board is absent or so requests, then by the president; or if both the chairman of the board and the president are unavailable, then by such other officer of the corporation or such shareholder as may be appointed by the board of directors. The corporation's secretary will act as secretary of each meeting of the shareholders; in his absence the chairman of the meeting may appoint any person (whether a shareholder or not) to act as secretary thereat. After calling a meeting to order, the chairman thereof may require the registration of all shareholders intending to vote in person, and the filing of all proxies, with the election inspector or inspectors, if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions or revocations of proxies will be accepted. If directors are to be elected, a tabulation of the proxies so filed will, if any person entitled to vote in such election so requests, be announced at the meeting (or adjournment thereof) prior to the closing of the election polls. Absent a showing of bad faith on his part, the chairman of a meeting will, among other things, have absolute authority to fix the period of time allowed for the registration of shareholders and the filing of proxies, to determine the order of business to be conducted at such meeting and to establish reasonable rules for expediting the business of the meeting (including any informal, or question and answer portions thereof).

         3.12. SHAREHOLDER APPROVAL OR RATIFICATION. The board of directors may submit any contract or act for approval or ratification of the shareholders, either at a duly constituted meeting of the shareholders (the notice of which either includes mention of the proposed submittal or is waived pursuant to Section 3.03) or by written consent by a majority of the shareholders of the Corporation to corporate action without a meeting pursuant to Section 3.14. If any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting or by such unanimous written consent, the same will be valid and binding upon the corporations the act of its shareholders pursuant to Section 3.07 and Section 3.14.


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         3.13.          INFORMALITIES AND IRREGULARITIES.  All informalities or
irregularities in any call or notice of a meeting of the shareholders or in the areas of credentials, proxies, quorums, voting and similar matters, will be deemed waived if no objection is made at the meeting.

         3.14. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the shareholders of the corporation, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote of the shareholders of the corporation.


                               IV.  BOARD OF DIRECTORS

         4.01. MEMBERSHIP. The business and property of the Corporation shall be conducted and managed by its board of directors, which shall consist of six members. The members of the board of directors need not be shareholders of the Corporation nor residents of the State of Nevada. Election of the members of the board of directors will regularly take place at each annual meeting of the shareholders, but such election may be held at any other meeting of the shareholders. The board will have the power to fill any vacancies which may occur in its membership pending the next annual meeting of the shareholders. The directors shall be divided into two classes, as equal in number as possible, with respect to the times for which they shall severally hold office. Directors of the first class chosen shall be non-employee directors and shall hold office for one year or until the first annual election following their election, and directors of the second class first chosen shall be employee directors and shall hold office for three years or until the third annual election following their election, and, in each case, until their successors shall be duly elected and shall qualify.

         4.02. REGULAR MEETINGS. A regular annual meeting of the board of directors is to be held immediately after and at the same place as each annual meeting of the shareholders. Regular meetings, other than the annual ones, may be held at regular intervals at such places and at such times as the board of directors may provide.

         4.03. SPECIAL MEETINGS. Special meetings of the board of directors may be held whenever and wherever called for by the chairman of the board, the president or the number of directors which would be required to constitute a quorum.

         4.04. NOTICES. No notice need be given of regular meetings of the board of directors. Written notice of the time and place (but not necessarily the purpose or all of the purposes) of any special meeting will be given to each director in person or via mail or telegram addressed to him at his latest address appearing on the corporation's records. Notice to any director of any such special meeting will be deemed given sufficiently in advance when, if given by mail, the same is deposited in the mail, with first class or air mail postage prepaid at least four days before the meeting date, or if personally delivered or given by telegram, the same is


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handed to the director, or the telegram is delivered to the telegraph office for fast transmittal, at least 48 hours prior to the convening of the meeting. Any director may waive call or notice of any meeting (and any adjournment thereof) at any time before, during which or after it is held. Attendance of a director at any meeting will automatically evidence his waiver of call and notice of such meeting (and any adjournment thereof) unless he is attending the meeting for the express purpose of objecting to the transaction of business thereat because it has not been properly called or noticed. No call or notice of a meeting of directors will be necessary if each of them waives the same in writing or by attendance as aforesaid. Any meeting, once properly called and noticed (or as to which call and notice have been waived as aforesaid) and at which a quorum is formed, may be adjourned to another time and place by a majority of those in attendance.

         4.05. QUORUM. A quorum for the transaction of business at any meeting or adjourned meeting of the board of directors will consist of a majority of those then in office.

         4.06. VOTING. Any question submitted to any meeting or adjourned meeting of the board of directors will be resolved by a majority of the votes cast thereon; in case of an equality of votes, the chairman of the meeting will have a second or deciding vote.

         4.07. EXECUTIVE COMMITTEE. The board of directors may, by resolution adopted by a majority of the whole board, name one or more of its members as an executive committee. Such executive committee will have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation while the board is not in session, subject to such limitations as may be included in the board's resolutions; provided, however, that such executive committee shall not have the authority of the board of directors in reference to the following matters: (1) the submission to shareholders of any action that requires the authorization or approval under applicable law; (2) the filling of vacancies on the board of directors or in any committee of the board of directors; (3) the amendment or repeal of the bylaws, or the adopting of new bylaws; and (4) the fixing of compensation of directors for serving on the board or on any committee of the board of directors. A majority of those named to the executive committee will constitute a quorum.

         4.08. OTHER COMMITTEES. The board of directors may from time to time, by resolution adopted by a majority of the whole board, appoint other standing or temporary committees from its membership and vest such committees with such powers as the board may include in its resolution; provided, however, that such committees shall be restricted in their authority as specifically set forth with respect to the executive committee in Section 4.07 above. A majority of those named to any such committees will constitute a quorum.

         4.09. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors, or of any committee, at which action is taken on any corporate matter will be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or forwards such


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

dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent will not be available to a director who voted in favor of the action.

         4.10. COMPENSATION. By resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors or of any committee, and may be paid a fixed sum for attendance at each such meeting or a stated salary as a director or committee member. No such payment will preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         4.11. ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the board of directors or of a committee of the corporation may be taken without a meeting if all directors or committee members, as the case may be, consent thereto in writing. Such consent shall have the same effect as a unanimous vote of the directors or committee members of the corporation.

         4.12. MEETINGS BY CONFERENCE TELEPHONE. Any member of the board of directors or of a committee of the corporation may participate in any meeting thereof by means of a conference telephone or similar communication equipment whereby all members participating in such meeting can hear one another. Such participation shall constitute attendance in person, unless otherwise stated as provided in Section 4.04.


                                V.  OFFICERS - GENERAL

         5.01. ELECTIONS AND APPOINTMENTS. The board of directors will elect or appoint the officers of the corporation, including (if they choose to have one) the chairman of the board. Such election or appointment will regularly take place at each annual meeting of the board of directors, but elections of officers may be held at any other meeting of the board. A person elected or appointed to any office will continue to hold that office until the election or appointment of his successor, subject to action earlier taken pursuant to Sections 5.04 or 7.01. Any two or more offices may be held by the same person except for the offices of president and secretary.

         5.02. ADDITIONAL APPOINTMENTS. In addition to the officers contemplated in Article VI, the board of directors may appoint other corporate or divisional officers having such authority to perform such duties as may be prescribed from time to time by the board of directors, by the president or in the case of assistant officers (as, for example, one or more assistant secretaries), by his or their superior officers (which, in the foregoing example, would be the secretary). Each of such assistant officers (in the order designated by the board) will be vested with all of the powers and charged with all of the duties (including those herein specifically set forth) of his superior officer in the event of such superior officer's absence or disability.


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         5.03.          BONDS AND OTHER REQUIREMENTS.  The board of directors
may require any officer to give bond to the corporation (with sufficient surety, and conditioned for the faithful performance of the duties of his office) and to comply with such other conditions as may from time to time be required of him by the board.

         5.04. REMOVAL OR DELEGATIONS. The board of directors may, whenever in its judgment the best interests of the corporation will be served thereby, remove any officer or agent of the corporation or temporarily delegate his powers and duties to any other officer or to any director. Such removal or delegation shall be without prejudice to the contract rights, if any, of the person so removed or whose powers and duties have been delegated. Election or appointment of an officer or agent shall not of itself create contract rights.

         5.05. SALARIES. Officer salaries may from time to time be fixed by the board of directors or (except as to his own) left to the discretion of the president. No officer will be prevented from receiving a salary by reason of the fact that he is also a director of the corporation.


                                VI.  SPECIFIC OFFICERS

         6.01. CHAIRMAN OF THE BOARD. The board of directors may elect a chairman to serve as a general executive officer of the corporation, and when elected, the chairman shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the board of directors. If elected, the chairman will preside at all meetings of the board of directors and be vested with such other powers and duties as the board may from time to time delegate to him.

         6.02. PRESIDENT AND VICE PRESIDENT. The president will supervise the business and affairs of the corporation and the performance by all of its other officers of their respective duties, subject to the control of the board of directors and of its chairman if the chairman has been specifically designated as chief executive officer of the corporation (failing which, the president will be such chief executive officer and, as such, shall have the functions, authority and duties provided for the Chairman of the Board when there is an office of Chairman of the Board). Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. He may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.


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         6.03.          VICE-PRESIDENTS.  The vice-president (or in the event
there be more than one vice-president, each of the vice-presidents) shall assist the president in the discharge of his duties as the president may direct and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the board of directors, or by the president if the board of directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice-president) shall perform the duties of the president, and when so acting, shall have all powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice-president (or each of them if there are more than one) may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

         6.04. CHIEF FINANCIAL OFFICER. The chief financial officer, when elected, shall perform such duties and have such other powers as may from time to time be prescribed by the board of directors, the chairman of the board or the president.

         6.05. CHIEF OPERATING OFFICER. The chief operating officer, when elected, shall perform such duties and have such other powers as may from time to time be prescribed by the board of directors, the chairman of the board or the president.

         6.06. TREASURER. The treasurer shall be the principal accounting and financial officer of the corporation. He shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors may determine.
During any period when there shall be an office of the Chief Financial Officer, the Treasurer shall report to the Chief Financial Officer, and shall perform such duties and have such other powers as may from time to time be prescribed by the Chief Financial Officer.

         6.07. SECRETARY. The secretary shall: (a) record the minutes of the shareholders' and the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post-office address of each shareholder which shall be


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furnished to the secretary by such shareholder; (e) sign with the president, or a vice-president, or any other thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws; (f) have general charge of the stock transfer books of the corporation; (g) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

         6.08. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors. The assistant secretaries may sign with the president or the board of directors. The assistant secretaries may sign with the president or a vice-president, or any other thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.


                           VII.  RESIGNATIONS AND VACANCIES

         7.01. RESIGNATIONS. Any director, committee member, or officer may resign from his office at any time by written notice delivered or addressed to the corporation at its known place of business. Any such resignation will be effective upon its receipt by the corporation unless some later time is therein fixed; and then from that time the acceptance of any resignation will not be required to make it effective.

         7.02. VACANCIES. If the office of any director, committee member or officer becomes vacant by reason of his death, resignation, disqualification, removal or otherwise, the board of directors may choose a successor to hold office for the unexpired term.


                                     VIII.  SEAL

         8.01. FORM THEREOF. The board of directors may provide for a seal of the corporation which will have inscribed thereon the name of the corporation, the state and year of its incorporation.


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                        IX.  CERTIFICATES REPRESENTING SHARES

         9.01. FORM THEREOF. Each certificate representing shares of the corporation will be in such form as may from time to time be approved by the board of directors, will be consecutively numbered and will exhibit such information as may be required by applicable law.

         9.02. SIGNATURES AND SEAL THEREON. All certificates issued for shares of the corporation (whether new, reissued or transferred) will bear the signatures of the president or a vice president, and of the secretary or an assistant secretary, and the impression of the corporation's corporate seal, if any. The signatures of such officers of the corporation, and the impression of its corporate seal, may be in facsimile form on any certificates which are manually countersigned by an independent transfer agent and/or registered by a registrar duly appointed by the corporation and other than the corporation itself or one of its employees. If a supply of unissued certificates bearing the facsimile signature of a person remains when that person ceases to hold the office of the corporation indicated on such certificates, they may still be countersigned, registered, issued and delivered by the corporation's transfer agent and/or registrar thereafter, the same as though such person had continued to hold the office indicated on such certificate.

         9.03. OWNERSHIP. The corporation will be entitled to treat the registered owner of any share as the absolute owner thereof and, accordingly, will not be bound to recognize any beneficial, equitable or other claim to, or interest in, such share on the part of any other person, whether or not it has notice thereof, except as may expressly be provided by applicable law.

         9.04. TRANSFERS. Transfers of shares of the corporation may be made on the stock transfer books of the corporation only at the direction of the person named in the certificate therefor (or by his duly authorized attorney-in-fact) and upon the surrender of such certificate.

         9.05. LOST CERTIFICATES. In the event of the loss, theft or destruction of any certificate representing shares of the corporation or of any predecessor corporation, the corporation may issue (or, in the case of any such shares as to which a transfer agent and/or registrar have been appointed, may direct such transfer agent and/or registrar to countersign, register and issue) a new certificate, and cause the same to be delivered to the owner of the shares represented thereby, provided that the owner shall have submitted such evidence showing the circumstances of the alleged loss, theft or destruction, and his ownership of the certificate, as the corporation considers satisfactory, together with any other facts which the corporation considers pertinent, and further provided that a bond shall have been provided in form and amount satisfactory to the corporation (and to its transfer agent and/or registrar, if applicable), unless the shares represented by the certificate lost, stolen or destroyed have at the time of the issuance of the new certificate a market value of $500 or less (as determined by the corporation on the basis of such information as it may select), in which case the requirements of a bond may


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be waived.  The corporation may act through its president, any vice president, its secretary or its treasurer for any purpose of this Section 9.05.


                                    X.  DIVIDENDS

         10.01. Subject to such restrictions or requirements as may be imposed by applicable law or the corporation's articles or as may otherwise be binding upon the corporation, the board of directors may from time to time declare and the corporation may pay dividends on shares of the corporation outstanding on the dates of record fixed by the board, to be paid in cash, in property or in shares of the corporation on or as of such payment or distribution dates as the board may prescribe.


                                   XI.  AMENDMENTS

         11.01. The bylaws may be altered, amended, supplemented, repealed or temporarily or permanently suspended, in whole or in part, or new bylaws may be adopted, at any duly constituted meeting of the shareholders or the board of directors (the notice of which meeting either includes mention of the proposed action relative to the bylaws or is waived pursuant to Section 3.03 or Section 4.04, whichever is applicable) or, alternatively, by unanimous written consent to corporate action without a meeting of the shareholders or the board of directors pursuant to Section 3.14 or Section 4.11, whichever is applicable.
If, however, any such action arises as a matter of necessity at any such meeting and is otherwise proper, no notice thereof will be required.

Said shares of common stock were sold pursuant to state qualification registration and an exemption provided by Section 3(6) of the 1933 Securities Act, Regulation D Rule 504 thereunder.


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